Exhibit 10.3

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of ________, 202__, by and among Infinite Reality Holdings, Inc., a Delaware corporation (“Pubco”) and each of the stockholders of Infinite Reality, Inc. (the “Company”) set forth on the signature pages hereof (the “Holders”).

WHEREAS, capitalized terms used but not otherwise defined in this Agreement have the meaning ascribed to such terms in the Agreement and Plan of Merger, dated as of December 12, 2022 by and among Newbury Street Acquisition Corporation, a Delaware corporation, Pubco, Infinity Purchaser Merger Sub Inc., a Delaware corporation, Infinity NBIR Company Merger Sub Inc., a Delaware corporation, and the Company (as amended and as it may be amended or supplemented from time to time, the “Merger Agreement”).

WHEREAS, in connection with transactions contemplated by the Merger Agreement, and in view of the valuable consideration to be received by the parties thereunder, Pubco and each of the Holders desire to enter into this Agreement, pursuant to which the Holders’ Lock-Up Shares shall become subject to limitations on Transfer as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, Pubco hereby agrees with each of the Holders as follows:

1.      Definitions. The terms defined in this Section 1 shall, for all purposes of this Agreement, have the respective meanings set forth below:

(a)    “Closing Date” shall mean the date the transactions contemplated by the Merger Agreement are consummated.

(b)    “Lock-Up Period” shall mean the period beginning on the date of this Agreement and ending (i) in respect of each Holder of Lock-Up Shares1 (other than Holders specified in clause (ii) below) and its Permitted Transferees, on the earlier to occur of (A) the date that is six calendar months after the Closing Date or (B) the Pubco Common Stock VWAP for the preceding thirty (30) consecutive trading days equals or exceeds $13.50; and (ii) in respect of each Holder of Lock-Up Shares listed on Schedule 1 hereto representing the officers, directors and five percent (5%) or greater holders of the Company and its Permitted Transferees, on the earlier to occur of (A) the date that is eighteen (18) calendar months after the Closing Date or (B) the termination of the Contingent Value Rights Agreement in accordance with its terms. .

(c)    “Lock-Up Shares” of any Holder shall mean (i) all Company Securities held by such Person as of the date of this Agreement, (ii) all shares of Pubco Common Stock held by such Holder immediately following the Closing and (iii) all shares of Pubco Common Stock issuable to such Holder upon settlement or exercise of stock options or other equity awards or other securities exercisable for, exchangeable for or convertible into shares of Pubco Common Stock held by such Holder immediately following the Closing.

1 NTD: All holders owning 1% or more (but not 5% or more) of the Company.

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(d)     “Permitted Transferee” shall mean any Person to whom a Holder is permitted to transfer Lock-Up Shares prior to the expiration of the applicable Lock-Up Period pursuant to Section 2(b).

(a)     “Pubco Common Stock VWAP” means (a) the sum of the daily dollar volume-weighted average price for the Pubco Common Stock on the Nasdaq Stock Market, as reported by Bloomberg, L.P. or, if not reported by Bloomberg, L.P., as reported by another authoritative source reasonably selected by Pubco, for each trading day during the applicable consecutive thirty (30) trading days after the Closing Date, divided by (b) thirty (30).

(b)     “Transfer” shall mean the (i) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

2.    Lock-Up Provisions.

(a)     Subject to Section 2(b), each Holder agrees that it shall not Transfer any Lock-Up Shares until the end of the applicable Lock-Up Period with respect to such Lock-Up Shares:

(b)     Notwithstanding the provisions set forth in Section 2(a), each Holder or its respective Permitted Transferees may Transfer the Lock-Up Shares during the Lock-Up Period (i) to (A) Pubco’s officers or directors, or (B) any Affiliates or family members of Pubco’s officers or directors ; (ii) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person or entity, or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order, divorce settlement, divorce decree or separation agreement; (v) to a nominee or custodian of a Person to whom a Transfer would be permitted under clauses (i) through (iv) above; (vi) to the partners, members or equity holders of such Holder by virtue of such Holder’s certificate of incorporation or bylaws or comparable governing instruments, as in effect on the date of this Agreement; (vii) in connection with any bona fide mortgage, encumbrance or pledge to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof; (viii) to Pubco; (ix) the exercise of stock options, including through a “net” or “cashless” exercise, or receipt of shares upon vesting of restricted stock units granted pursuant to an equity incentive plan; (x) forfeitures of shares of Pubco Common Stock to satisfy tax withholding requirements upon the vesting of equity-based awards granted pursuant to an equity incentive plan; (xi) in connection with a merger, stock exchange, reorganization or tender offer approved by the board of directors of Pubco or a duly authorized committee thereof or other similar transaction which results in all the holders of Pubco Common Stock having the right to exchange their shares of Pubco Common Stock for cash, securities or other property subsequent to the Closing Date; and (xii) in connection with any legal, regulatory or other order; provided, however, that in the case of clauses (i) through (vi) such Permitted Transferees shall enter into a written agreement with Pubco agreeing to be bound by the transfer restrictions in this Section 2.

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(c)    In order to enforce this Section 2, Pubco may impose stop-transfer instructions with respect to the Lock-Up Shares until the end of the Lock-Up Period.

(d)    For the avoidance of doubt, each Holder shall retain all of its rights as a stockholder of Pubco with respect to the Lock-Up Shares during the Lock-Up Period, including the right to vote any Lock-Up Shares that such Holder is entitled to vote.

(e)    If any Holder is granted a release or waiver from any lock-up agreement (such holder a “Triggering Holder”) executed in connection with the Closing prior to the expiration of the Lock-up Period, then the undersigned shall also be granted an early release from its obligations hereunder on the same terms and on a pro-rata basis with respect to such number of Lock-Up Shares rounded down to the nearest whole security equal to the product of (i) the total percentage of Lock-Up Shares held by the Triggering Holder immediately following the consummation of the Closing that are being released from the lock-up agreement multiplied by (ii) the total number of Lock-Up Shares held by the undersigned immediately following the consummation of the Closing.

3.    Miscellaneous.

(a)     Termination. This Lock-Up Agreement shall terminate on the earliest to occur of: (i) the conclusion of the applicable Lock-Up Period; (ii) the mutual written consent of Pubco and the Holder party hereto; and (iii) the termination of the Merger Agreement in accordance with its terms; provided, that such termination shall not relieve the Holders from liability for any breach of this Lock-Up Agreement prior to its termination.

(b)     Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of Pubco, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning party of its obligations hereunder.

(c)     Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d)     Governing Law; Jurisdiction. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court sitting in the State of Delaware) (the “Specified Courts”). Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Courts for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement, such Ancillary Document or the transactions contemplated hereby or thereby may not be enforced in or by any Specified Courts. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement or the Ancillary Documents, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in or referred to in Section 3(g) (and in the case of each Holder, the address set forth on such Holder’s signature page). Nothing in this Section 3(d) shall affect the right of any party to serve legal process in any other manner permitted by Law.

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(e)     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3(e).

(f)      Interpretation. The titles and subtitles contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, including any defined terms, include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; (iv) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; and (v) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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(g)      Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by e-mail, when e-mailed (provided, that no notice is received by the electronic mail sender indicating that such electronic mail was undeliverable or otherwise not delivered), (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Pubco, to: Infinite Reality Holdings, Inc. 75 North Water Street Norwalk, CT 06854 Attn: General Counsel Email: ericc@theinfinitereality.com	with a copy (which will not constitute notice) to: Fried, Frank Harris, Shriver & Jacobson LLP One New York Plaza New York, NY 10004 Attn: Warren S. de Wied Email: warren.dewied@friedfrank.com
If to a Holder; to: the address set forth under such Holder’s name on the signature page hereto, with a copy (which will not constitute notice) to, if not the party sending the notice, Pubco (and each of their copies for notices hereunder).

(h)      Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Pubco and each Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i)       Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

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(j)       Specific Performance. Each Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by such Holder, money damages will be inadequate and Pubco will not have an adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by such Holder in accordance with their specific terms or were otherwise breached. Accordingly, Pubco shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by any such Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k)      Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

(l)       No Partnership Agency or Joint Venture. This Agreement is intended to create a contractual relationship among the Holders and Pubco, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Holders entering into lock-up agreements with Pubco. Each Holder has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in Pubco any direct or indirect ownership or incidence of ownership of or with respect to any Pubco Common Stock.

(m)     Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(n)      Entire Agreement. This Agreement (together with the Merger Agreement to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Pubco or any of the obligations of each Holder under any other agreement between such Holder and Pubco or any certificate or instrument executed by such Holder in favor of Pubco, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Pubco or any of the obligations of such Holder under this Agreement.

(o)      Counterparts. This Agreement may be executed and delivered (including by electronic signature or by email in portable document format) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(p)      Several Liability. The liability of any Holder hereunder is several (and not joint). Notwithstanding any other provisions of this Agreement to the contrary, in no event will any Holder be liable for any other Holder’s breach of such other Holder’s obligations under this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

INFINITE REALITY HOLDINGS, INC.

By:

Name:	[●]
Title:	[●]

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

[●]

By:

Name:	[●]
Title:	[●]
Address:	[●]
Email:	[●]

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

By:

Name:	[●]
Address:	[●]
Email:	[●]

[Signature Page to Lock-Up Agreement]

Schedule 1

COMPANY OFFICERS, DIRECTORS AND 5% HOLDERS